NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. BOARD OF DIRECTORS ANNOUNCES CONCLUSION OF STRATEGIC ALTERNATIVES REVIEW AND PURSUIT OF PLAN TO SELL ASSETS AND DISTRIBUTE NET PROCEEDS TO STOCKHOLDERS

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AUSTIN, TX, March 11, 2026 – Stratus Properties Inc. (NASDAQ: STRS) (“Stratus” or the “Company”) today announced that its Board of Directors (the “Board”) has concluded its strategic alternatives review announced in December 2025. After a thorough examination of strategic alternatives in conjunction with external financial, tax and legal advisors, the Board has unanimously determined it is in the best interests of the Company and its stockholders to pursue a plan of liquidation and dissolution (“Plan”). The Plan will provide for the sale of all or substantially all of the Company’s assets and distribution of the net proceeds to the Company’s stockholders, after which the Company will be dissolved. The Board believes a Plan represents the best way to optimize and maximize the value of Stratus’ remaining portfolio and to return cash to stockholders in a tax-efficient way. The Plan will be subject to approval by the Company’s Board and stockholders.

In the near term, the Board will continue to evaluate the Plan, to finalize an estimation of liquidating distributions to be distributed over time from the Plan, to obtain lender consent for the Plan under its loan agreements, and to obtain consent from relevant third parties and partnerships. The Company and its advisors also will prepare a proxy statement (“Proxy Statement”) with details of the Plan to be filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a meeting of the Company’s stockholders to approve the Plan.

As the Board continues to evaluate and refine the Plan, the Company does not intend to comment further until it deems further disclosure is appropriate or necessary.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, said, “Stratus’ portfolio has evolved over the past ten years and now consists of a more streamlined and mature asset base. We have secured valuable permits and entitlements for our earlier-stage development projects, and we have successfully leased or sold the vast majority of our completed properties. Given our history of property sales at premium valuations, in addition to our strong cash position as a result of recent sales, we believe now is the right time to realize the best value of our portfolio and return it to our stockholders in a tax-efficient plan.”

Mr. Armstrong continued, “We recently completed the sales of Kingwood Place, Lantana Place and West Killeen Market at a premium to their gross values as of December 31, 2024, adding significant cash to our balance sheet. We believe pursuing a plan of liquidation and dissolution will allow us to continue to opportunistically pursue sales at the right times and right prices to optimize stockholder value. I am grateful to our talented team that will continue to maintain and build value in our properties through this sales process.”

Advisors
Eastdil Secured is serving as Stratus’ financial advisor in conjunction with this process. Jones Walker LLP, Sidley Austin LLP and Morris, Nichols, Arsht & Tunnell LLP are serving as Stratus’ legal advisors.

About Stratus
Stratus Properties Inc. is engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas. In addition to its developed properties, Stratus has a development portfolio that consists of approximately 1,500 acres of commercial and residential projects under development or undeveloped land held for future use. Stratus’ commercial real estate portfolio consists of stabilized retail properties or future retail and mixed-use development projects with no commercial office space. Stratus generates revenues and cash flows from the sale of its developed and undeveloped properties, the lease of its retail, mixed-use and multi-family properties and development and asset management fees received from its properties.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication relates to Stratus and the Board’s pursuit and evaluation of a Plan, and may be deemed to be solicitation material. If the Board determines to approve a Plan, Stratus intends to file a Proxy Statement with the SEC. The Proxy Statement will be sent to all stockholders of Stratus. Stratus will also file other documents regarding a Plan with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF STRATUS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PLAN AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and stockholders of Stratus may obtain copies of the Proxy Statement and other documents that are filed or will be filed by Stratus with the SEC, free of charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Stratus with the SEC will also be available, free of charge, on Stratus’ website at www.stratusproperties.com or by writing to Stratus Properties Inc. at 212 Lavaca Street, Suite 300, Austin, TX 78701.

CONTACTS
Media and Investor Contact:
William H. Armstrong III
(512) 478-5788

Proxy Solicitor:
Innisfree M&A Incorporated
Stockholders may call toll-free: (888) 750-5830
Banks and Brokers may call collect: (212) 750-5833

PARTICIPANTS IN THE SOLICITATION
Stratus, certain of its directors, executive officers and other employees and persons may be deemed to be participants in the solicitation of proxies from Stratus’ stockholders in connection with the Plan and related matters. Information about Stratus’ directors and executive officers and their ownership of Stratus’ common stock is set forth in Stratus’ Definitive Proxy Statement on Schedule 14A Schedule 14A filed with the SEC on April 8, 2025, under the heading “Stock Ownership of Directors, Director Nominees and Executive Officers.” To the extent that holdings of Stratus’ securities have changed since the amounts reported in such proxy statement, the changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information about the persons who may be considered to be participants in the solicitation of Stratus’ stockholders in connection with the Plan, and any interest they have in the Plan and related matters, may be obtained by reading the Proxy Statement when it becomes available. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY STATEMENT
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance and business strategy. Forward-looking statements are all statements other than statements of historical fact, such as statements regarding Stratus and the Board’s pursuit and evaluation of the Plan, including the availability, timing and amount of potential future distributions to stockholders. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions or statements are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the risks associated with Stratus and the Board’s pursuit and evaluation of the Plan, including the availability, timing and amount of the distributions to stockholders in connection with the Plan, risks associated with third-party contracts containing consent and/or other provisions that may be triggered by the Plan, any litigation matters, including any litigation relating to the Plan and related matters, and other unresolved contingent liabilities, Stratus’ ability to execute the Plan, including the sale of all or substantially all of Stratus’ assets, the amount of proceeds that might be realized from the sale or other disposition of Stratus’ assets, the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations, the incurrence of expenses and the diversion of management’s time in connection with the pursuit and evaluation of the Plan, Stratus’ ability to retain and hire key personnel, consultants and other resources and maintain relationships with partners, suppliers, employees, stockholders and others in the pursuit and evaluation of the Plan and Stratus’ operating results and business generally, the possibility that Stratus’ Board or stockholders will not approve the Plan, the ability of the Board to abandon, modify or delay implementation of the Plan, even after stockholder approval, potential adverse effects on Stratus’ stock price from the announcement, suspension or consummation of the Plan, the occurrence of any event, change or other circumstances, including market, regulatory and other factors, that could give rise to the termination of the Plan or Stratus and the Board’s pursuit and evaluation of the Plan, Stratus’ ability to implement its business strategy successfully, increases in operating and construction costs, including real estate taxes, maintenance and insurance costs, and the cost of building materials and labor, elevated inflation and interest rates, the effect of changes in tariffs and trade policies, including threatened tariffs, supply chain constraints, Stratus’ ability to pay or refinance its debt, extend maturity dates of its loans or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, availability of bank credit, defaults by contractors and subcontractors, declines in the market value of Stratus’ assets, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in Austin, changes in economic, market, tax, business and geopolitical conditions, potential U.S. or local economic downturn or recession, Stratus’ ability to obtain various entitlements and permits, changes in laws, regulations or the regulatory environment affecting the development of real estate, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each filed with the SEC, and other documents Stratus filed from time to time with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

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A copy of this release is available on Stratus’ website, stratusproperties.com.